UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 18, 2011


                                 BIOCUREX, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


      Texas                           0-269471               75-2742601
--------------------           ---------------------   ------------------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)

                           7080 River Road, Suite 215,
                  Vancouver, British Columbia, Canada, V6X 1X5
               --------------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669

                                       N/A
                      -----------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     On July 18, 2011 the Company appointed Paul D. Slowey, Ph.D. as President and a Director and appointed Trent Davis as a Director.

     Dr. Paul Slowey (age 55) has been President and Chief Executive Officer of Oasis Diagnostics Corporation since 2007 and Managing Member of Bamburgh Marrsh LLC since 2002. Previously he held various diagnostic positions including; Director of International Sales for OraSure (formerly Epitope), Chief Operating Officer for Saliva Diagnostics, Director of International Sales for Incstar Corp. [now DiaSorin]. He holds a B.S. (Honors) from Sheffield Polytechnic
(England), a Ph.D. in Organic Chemistry from the University of Newcastle-Upon-Tyne (England) and Post-Doctoral Fellowships from University of Victoria and Memorial University of Newfoundland (Canada).

     As President, Dr. Slowey will be responsible for marketing and management of the Company's OncoPet Diagnostics Division and supporting the broader licensing efforts of the Company. Dr. Slowey served as the Company's Chief Executive Officer during 2001-2002 and has been a consultant to the Company for the past three years.

     Trent Davis (age 43) has been with Paulson Investment Company, Inc. since 1991 and has served as Paulson's President and Chief Executive Officer since 2005. Prior to being appointed as President and Chief Executive Officer, Mr. Davis served as Senior Vice President of Paulson's Syndicate Department. From 2001 to 2005 Mr. Davis served as a board member of the National Investment Banking Association and from 2003 to 2004 Mr. Davis served as Chairman of that association. Mr. Davis holds a B.S. in Business and Economics from Linfield
College and earned a Master's Degree in Business Administration from the University of Portland.

     As head of the Syndicate Department for Paulson financings, Mr. Davis was intimately involved in the financing of the Company in January 2010. As a Director, Mr. Davis brings extensive experience in capital markets and investor relations to the Company.

     As of July 18, 2011 Dr. Slowey did not own any shares of the Company's common stock.

     As of July 18, 2011 Mr. Davis owned 20,000 shares of the Company's common stock. These shares represent 0.01% of the Company's outstanding shares as of July 18, 2011. As of July 18, 2011 Mr. Davis also owned warrants which allow Mr. Davis to purchase up to 200,000 shares of the Company's common stock at a price of $0.107 per share. The warrants expire on January 19, 2015.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 22, 2011

                                 BIOCUREX, INC.


                                 By: /s/ Ricardo Moro
                                     ---------------------------
                                     Dr. Ricardo Moro, President